                                 FIFTH AMENDMENT TO
                                  CREDIT AGREEMENT

     THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Fifth Amendment") dated as of May 1, 1998 is entered into by and among WELLPOINT HEALTH NETWORKS INC., a Delaware corporation ("COMPANY"), each of the financial institutions that is a signatory hereto (the "BANKS"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative and bid agent for the Banks (in such capacity, the "ADMINISTRATIVE AGENT"), NATIONSBANK OF TEXAS, N.A., as syndication agent for the Banks (in such capacity, the "SYNDICATION AGENT"), and THE CHASE MANHATTAN BANK, as documentation agent for the Banks (in such capacity the "DOCUMENTATION AGENT"), and amends that certain Credit Agreement dated as of May 15, 1996 among the Company, the Banks, the Administrative Agent, Syndication Agent and the Documentation Agent, as amended by a First Amendment to Credit Agreement dated as of June 28, 1996, a Second Amendment to Credit Agreement dated as of April 21, 1997. a Third Amendment to Credit Agreement dated as of April 21, 1997 and a Fourth Amendment to Credit Agreement and Consent dated as of July 21, 1997 as so amended, the "Agreement").

                                       RECITAL

     The Company has requested several amendments to the Agreement, and the Banks and the Agents are willing to amend the Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1. TERMS. All terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

     2. AMENDMENTS TO AGREEMENT. The Agents and the Banks hereby agree that the Agreement is amended as follows:

     2.1 The following new definitions are inserted in Section 1.01 of the Agreement in proper alphabetical order as follows:

          "'Acquired EBITDA' means, with respect to any acquisition permitted under this Agreement, for any period, for the Company and its Subsidiaries (determined in accordance with GAAP), the sum of (a) consolidated pre-tax net income (exclusive of extraordinary gains and losses); PLUS, to the extent deducted in determining consolidated pre-tax net income, (b) Interest Expense, (c) amortization and (d) depreciation, all for such period, as each of the items specified above are reasonably allocable to the assets, capital stock, division or business group acquired in such acquisition."

          "'EBITDA' means, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), the sum of consolidated pre-tax net income (exclusive of extraordinary gains and losses) of the Company and its Subsidiaries for the four-quarter period ending on the date of determination plus (to the extent deducted in determining consolidated pre-tax net income) (a) Interest Expense for such period, (b) amortization for such period, (c) depreciation for such period,
     (d) up to $65,000,000 of restructuring charges or expenses incurred in connection with the Recapitalization and the Mirus Acquisition (determined on a pre-tax basis) and (e) up to $50,000,000 of non-cash restructuring charges or expenses (with any reserve constituting a cash charge) incurred in such period in connection with acquisitions permitted by the terms and conditions of this Agreement (determined on a pre-tax basis)."

          "'Pricing Funded Debt' means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, an amount equal to the sum of, without duplication, (a) all Indebtedness of such Persons plus (b) an amount equal to eight times the annual expense of such Persons in respect of any Operating Lease for the four-quarter period commencing on the date of determination plus (c) all Contingent Obligations of such Persons with respect to Funded Debt of others."

          "'Pricing Leverage Ratio' means the ratio of Pricing Funded Debt TO the sum of (a) EBITDAR plus (b) with respect to each acquisition permitted by this Agreement made during the four consecutive fiscal quarters immediately preceding any date of determination, the aggregate amount of Acquired EBITDAR for the period commencing on the first day of such four fiscal quarter period and ending on the date each such acquisition was made."

     2.2 The following definitions in Section 1.01 of the Agreement are amended and restated in their entirety as follows:

          "'Fixed Charges' means, for any period, for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, an amount equal to the sum of, without duplication, (a) Interest Expense during the preceding four-quarter period ending on the date of determination PLUS
     (b) scheduled principal payments of Indebtedness for the succeeding four-quarter period commencing on the date of determination, other than payments in connection with the Mass Mutual Notes (unless renewable or extendible at the option of the obligor beyond such period)."

          "'Fixed Charge Coverage Ratio' means the ratio of (a) EBITDA to (b) Fixed Charges."

          "'Funded Debt' means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, an amount equal to the sum of, without duplication, (a) all Indebtedness of such Person plus (b) all Contingent Obligations of such Person with respect to Funded Debt of others."

          "'Leverage Ratio' means the ratio of Funded Debt TO the sum of (a) EBITDA plus (b) with respect to each acquisition permitted by this Agreement made during the four consecutive fiscal quarters immediately preceding any date of determination, the aggregate amount of Acquired EBITDA for the period commencing on the first day of such four fiscal quarter period and ending on the date each such acquisition was made."

     2.3 The definition of "Applicable Amount" in Section 1.01 of the Agreement is amended by deleting "Leverage Ratio" and inserting "Pricing Leverage Ratio" in lieu thereof.

     2.4 Section 7.01(b) of the Agreement (annual consolidating financial statements) is amended and restated in its entirety as follows:

          "(b)  Intentionally left blank; and"

     2.5 Section 7.02(b) of the Agreement (investment portfolio reporting) is amended and restated in its entirety as follows:

          "(b)  Intentionally left blank; and"

     2.6 Section 8.02(f) of the Agreement is amended and restated in its entirety as follows:

          "(f) additional Indebtedness of the Company incurred subsequent to the Closing Date; provided that at the time any such Indebtedness is incurred, no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness; and"

     2.7 Section 8.08 of the Agreement is amended and restated in its entirety as follows:

          "8.08 LEVERAGE RATIO. The Company shall not permit its Leverage Ratio to exceed 3.00 to 1 at any time."

     2.8 Section 8.12 of the Agreement is further amended by deleting "and" at the end of subsection (j), deleting the period at the end of subsection (k) and inserting "; and" in lieu thereof, and inserting a new subsection (l) immediately after subsection (k) as follows:

          "(l) Investments pursuant to guaranties or similar instruments of Subsidiary obligations required by HMO Regulators."

     2.9 Annex I to the Agreement is amended by deleting "Leverage Ratio" wherever it appears and inserting "Pricing Leverage Ratio" in lieu thereof.

     2.10 Exhibit F to the Agreement is amended and restated in its entirety as set forth in Exhibit F hereto.

     3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Banks and the Agents that, on and as of the date hereof, and after giving effect to this Fifth Amendment:

     3.1  AUTHORIZATION.  The execution, delivery and performance of this Fifth

Amendment have been duly authorized by all necessary corporate action by the Company and this Fifth Amendment has been duly executed and delivered by the Company.

     3.2 BINDING OBLIGATION. This Fifth Amendment is the legal, valid and binding obligation of the Company enforceable against the Company, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     3.3 NO LEGAL OBSTACLE TO AMENDMENT. The execution, delivery and performance of this Fifth Amendment will not (a) contravene the terms of the Company's articles or certificate of incorporation, by-laws or other organization document; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its Property is subject; or (c) violate any Governmental Rules where such violation would reasonably be expected to have a Material Adverse Effect.

     3.4 INCORPORATION OF CERTAIN REPRESENTATIONS. The representations and warranties of the Company set forth in Article VI of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof, except (a) to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (b) that the Recapitalization itself shall not be deemed to have a Material Adverse Effect for purposes of the representations and warranties in Sections 6.11(b) and (c) of the Agreement.

     3.5 DEFAULT. After giving effect to this Fifth Amendment, no Default or Event of Default under the Agreement shall have occurred and be continuing.

     4. CONDITIONS, EFFECTIVENESS. The effectiveness of this Fifth Amendment shall be subject to the compliance by the Company with its agreements herein contained, and to the delivery of the following to the Administrative Agent in form and substance satisfactory to the Administrative Agent:

     4.1 AUTHORIZED SIGNATORIES. A certificate, signed by the Secretary or an Assistant Secretary of the Company dated as of the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Fifth Amendment and any instrument or agreement required hereunder on behalf of the Company.

     4.2 OTHER EVIDENCE. Such other evidence with respect to the Company or any other person as any Bank may reasonably request in connection with this Fifth Amendment and the compliance with the conditions set forth herein.

5.   MISCELLANEOUS.

     5.1 EFFECTIVENESS OF AGREEMENT. Except as hereby expressly amended, the Agreement and each other Loan Document shall each remain in full force and effect, and are hereby ratified and confirmed in all respects on and as of the date hereof.

     5.2 NO WAIVER. This Fifth Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Loan Documents, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents, constitute a waiver of any other default of the same or of any other term or provision.

     5.3 COUNTERPARTS; ALL BANKS. This Fifth Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Fifth Amendment shall become as of the date hereof upon the Company, the Majority Banks and the Agents having signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Administrative Agent.

     5.4 JURISDICTION. This Fifth Amendment shall be governed by and construed under the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered as of the date first written above.


                                  [Signatures omitted]




(Signatures continue)

                                                                       EXHIBIT F

                           FORM OF COMPLIANCE CERTIFICATE

                                                                          [DATE]

TO:  Bank of America National Trust
     and Savings Association, as Administrative Agent

Re:  Compliance Certificate

Ladies and Gentlemen:

     This Certificate is given in accordance with Section 7.02(a) of that certain Credit Agreement dated as of May 15, 1996 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement"; capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among WellPoint Health Networks Inc., the Banks party thereto, Bank of America National Trust and Savings Association, as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent, and Chemical Bank, as Documentation Agent. I the undersigned Responsible Officer hereby certify that:

          (a)   I am the _______ ________ of the Company;

          (b) The Company hereby selects the [PRICING LEVERAGE RATIO] [DEBT RATING] as the method for determining the Applicable Amount;

          (c) The enclosed consolidated balance sheet, related consolidated statement of income, shareholders' equity and cash flows and the enclosed consolidating balance sheets and the related statements of income are complete and correct and fairly present, in accordance with GAAP, the financial position and the results of operations of the Company and the Subsidiaries for the periods indicated;

          (d) We have reviewed the terms of the Credit Agreement and have made or caused to be made under our supervision, a review in reasonable detail of the transactions and financial condition of the Company during the accounting period covered by the enclosed financial statements;

          (e) No event or condition exists which constitutes an Event of Default or Default as of the date of this certificate except as set forth below;

          (f) The representations and warranties set forth in Article VI of the Credit Agreement are true, correct and complete in all material respects on and as of the date of this Certificate to the same extent as though made on and as of the date hereof; and

          (g) The Company is in compliance with all of the terms and conditions of the Credit Agreement except as set forth below.

          (h) The calculations in Attachment No. 1 to this Certificate are true, correct and complete.

          (i) Pursuant to Section 7.03(f) of the Credit Agreement, the Company's Debt Ratings as of the date of this certificate are ____, in the case of Moody's, and ____, in the case of S&P.

          (j)   Pursuant to Section 8.01(i) of the Credit
     Agreement, the aggregate principal amount of Indebtedness
     secured by any and all purchase money security interests
     on any Property acquired or held by the Company or its
     Subsidiaries in the Ordinary Course of Business is                 $
                                                                         -------

          (k)   Pursuant to Section 8.01(j) of the Credit
     Agreement, the aggregate amount of Indebtedness secured
     by Liens in respect of Capital Leases on Property subject
     to such Capital Leases is                                   $
                                                                  ---------

          (l)   Pursuant to Section 8.02(d) of the Credit
     Agreement, the aggregate amount of Indebtedness of
     Subsidiaries of the Company (exclusive of Indebtedness
     permitted under Section 8.02(e) and Contingent Obligations of the Company and Subsidiaries of the Company in respect
     of such Indebtedness) is                                    $
                                                                  ---------

          (m) Pursuant to Section 8.04(h) of the Credit Agreement, the net book value in the aggregate of all dispositions of Property during the current fiscal year is ______% of the Company's Total Assets as shown on its consolidated balance sheet for the previous fiscal year.

          (n)   Pursuant to Section 8.08 of the Credit
     Agreement, the Company's Leverage Ratio is                  $
                                                                  ---------

          (o)   Pursuant to Section 8.09 of the Credit Agreement,
     the Company's Fixed Charge Ratio is                         $
                                                                  ---------

          (p)   Pursuant to Section 8.10 of the Credit Agreement,
     the Company's Net Worth is                                  $
                                                                  ---------

          (q)   Pursuant to Section 8.12(j) of the Credit
     Agreement, the aggregate outstanding amount of Investments
     is                                                          $
                                                                  ---------

          Described below (or in a separate attachment hereto) are the exceptions, if any, to paragraphs (d) and (f), listing in detail, the nature of the conditions or event, the period during which it has existed and the action which the Company has taken, is taking or proposes to take with respect to each such condition or event:

          ----------------------------------------------------------

          ----------------------------------------------------------

          ----------------------------------------------------------

          ----------------------------------------------------------

          ----------------------------------------------------------

     The foregoing certifications are made and delivered this ____ day of _________, ____.


                              WELLPOINT HEALTH NETWORKS INC.,
                              A DELAWARE CORPORATION

                              By:
                                   ------------------------------
                              Name:
                                     ----------------------------
                              Title:
                                     ----------------------------

                                  ATTACHMENT NO. 1
                             TO COMPLIANCE CERTIFICATE

     This attachment is as of ______________ and, in the case of the Fixed Charge Coverage Ratio, the Leverage Ratio and the Pricing Leverage Ratio set forth below, pertains to the four-quarter period from ________ ________ to _______ __________ (the "Period"; the last day of the Period is referred to herein as the "Period End Date"). Financial covenant information is provided for only those covenants which are required to be tested as of the Period End Date. All amounts are as of the Period End Date except as noted and are calculated on a consolidated basis for the Company and its Subsidiaries..

     Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement dated as of May 15, 1996 (such agreement, as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") by and among WellPoint Health Networks Inc., the Banks party thereto, Bank of America National Trust and Savings Association, as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent, and The Chase Manhattan Bank, as Documentation Agent. Section references are to the sections of the Credit Agreement.


I.   DISPOSITIONS OF ASSETS (Section 8.04(h))

     A.   Total Assets for previous fiscal year:                 $
                                                                  ---------

     B.   10% of Line I.A:                                       $

                                                                  ---------
     C.   Net book value of dispositions of Property during

          current fiscal year:                                   $
                                                                  ---------

          MAXIMUM PERMITTED DISPOSITIONS:  LINE I.C NOT TO EXCEED LINE I.B

II.  LEVERAGE RATIO (Section 8.08)

     A.   Funded Debt:

          1.   Indebtedness:                                     $
                                                                  ---------

          2.   Contingent Obligations re Funded Debt of Others:  $
                                                                  ---------

          3.   Funded Debt (Lines: A1 + A2):                     $
                                                                  ---------


                                         F-1-1

     B.   EBITDA

          1.   Consolidated pre-tax net income (exclusive of
                extraordinary gains and losses):                 $
                                                                  ---------
          2.   Interest Expense:

               a.   Related to Indebtedness:                     $
                                                                  ---------

               b.   Related to Swap Contracts:                   $
                                                                  ---------

               c.   Total Interest Expense (Lines B2.a+B2.b):    $
                                                                  ---------

          3.   Depreciation:                                     $
                                                                  ---------

          4.   Amortization:                                     $
                                                                  ---------

          5.   Up to $65,000,000 of restructuring charges or
               expenses in connection with the Recapitalization
               and the Mirus Acquisition (determined on a
               pre-tax basis):                                   $
                                                                  ---------

          6.   Up to $50,000,000 of non-cash restructuring
               charges or expenses (with any reserve
               constituting a cash charge) incurred in such
               period in connection with acquisitions permitted
               by the terms and conditions of this Agreement
               (determined on apre-tax basis):                   $
                                                                  ---------

          7.   EBITDA (Lines B1+B2.c+B3+B4+B5+B6):               $
                                                                  ---------
                                                                  ---------

     C.   Acquired EBITDA with respect to acquired Persons:

          1.   Consolidated pre-tax net income (exclusive of
               extraordinary gains and losses):                  $
                                                                  ---------

          2    Interest Expense:

               a.   Related to Indebtedness:                     $
                                                                  ---------

               b.   Related to Swap Contracts:                   $
                                                                  ---------

               c.   Total Interest Expense (Lines C2.a+C2.b):    $
                                                                  ---------

          3.   Depreciation:                                     $
                                                                  ---------

          4.   Amortization:                                     $
                                                                  ---------


                                         F-1-2

          5.   Acquired EBITDA (Lines C1+C2.c+C3+C4):            $
                                                                  ---------
                                                                  ---------

     C.   Leverage Ratio (Line II.A3 DIVIDED BY [Line II.B7 +
           Line II.C5]):                                              to 1.00

     MAXIMUM PERMITTED LEVERAGE RATIO:                           3.00 TO 1.00

III. FIXED CHARGE COVERAGE RATIO (Section 8.09)

     A    Fixed Charges:

          1.   Interest Expense (Line II.B2.c):                  $
                                                                  ---------

          2.   Schedule principal payments on Indebtedness
               during succeeding four quarters:                  $
                                                                  ---------

          3.   Fixed Charges (Lines A1 + A2):                    $
                                                                  ---------

     B.   Fixed Charge Coverage: Ratio (Line II.B7 DIVIDED BY
          Line III.A3) =                                         ____ to 1.00

     MINIMUM PERMITTED FIXED CHARGE COVERAGE:                    3:00 TO 1.00

IV.  MINIMUM NET WORTH (Section 8.10)

     A.   Net Worth

          1.   Capital Stock:                                    $
                                                                  ---------

          2.   Treasury Shares:                                  $
                                                                  ---------

          3.   Additional Paid In Capital:                       $
                                                                  ---------

          4.   Surplus and Retained Earnings:                    $
                                                                  ---------

          5.   Actual Net Worth (Lines A1 - A2 + A3 +A 4):       $
                                                                  ---------

     B.   Minimum Net Worth at Final Recapitalization Date
          (the greater of (i) 75% of the Company's Net Worth as
          of the Final Recapitalization Date and (ii)
          $500,000,000):                                         $
                                                                  ---------

     C.   Fifty Percent of Net Income from and after January 1,
          1996:                                                  $
                                                                  ---------

     D.   Total Required Minimum Net Worth (Lines IV.B + IV.C):  $
                                                                  ---------

     MINIMUM PERMITTED NET WORTH:  LINE IV.A.5 TO BE GREATER THAN LINE IV.D


                                         F-1-3

III. PRICING LEVERAGE RATIO

     A.   Pricing Funded Debt

          1.   Indebtedness:                                     $
                                                                  ---------

          2.   Operating Lease expense, multiplied by eight:     $
                                                                  ---------

          3.   Contingent Obligations re Funded Debt of Others:  $
                                                                  ---------

          4.   Funded Debt (Lines: A1 +A 2+A3):                  $
                                                                  ---------

     B.   EBITDAR

          1.   Consolidated pre-tax net income (exclusive of
               extraordinary gains and losses) (Line II.B.1):         $
                                                                       ---------

          2    Interest Expense (Line II.B.2.c):                 $
                                                                  ---------

          3.   Depreciation (Line II.B.3):                       $
                                                                  ---------

          4.   Amortization (Line II.B.4):                       $
                                                                  ---------

          5.   Operating Lease expense:                          $
                                                                  ---------

          6.   Recapitalization and Mirus Acquisition
               restructuring charges or expenses (Line II.B.5):  $
                                                                  ---------

          7.   Other non-cash restructuring charges or expenses
               incurred in such period in connection with
               permitted acquisitions (Line II.B.6):             $
                                                                  ---------

          8.   EBITDAR (Lines B1+B2.c+B3+B4+B5+B6+B7):           $
                                                                  ---------
                                                                  ---------

          C.   Acquired EBITDAR with respect to acquired Persons:

          1.   Consolidated pre-tax net income (exclusive of
               extraordinary gains and losses) (Line II.C.1):         $
                                                                       ---------

          2    Interest Expense (Line II.C.2.c):                 $
                                                                  ---------

          3.   Depreciation (Line II.C.3):                       $
                                                                  ---------

          4.   Amortization(Line II.C.4):                        $
                                                                  ---------

          5.   Operating Lease expense:                          $
                                                                  ---------


                                         F-1-4

          6.   Acquired EBITDAR (Lines C1+C2.c+C3+C4+C5):        $
                                                                  ---------
                                                                  ---------

     D.   Pricing Leverage Ratio (Line III.A4 DIVIDED BY
          [Line III.B.8 + Line III.C6]):                         _____ to 1.00



                                         F-1-5